POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

I hereby make, constitute and appoint each, the Chief Executive Officer, Chief
Financial Officer, Chief Legal Officer and Deputy General Counsel of Red Robin
Gourmet Burgers, Inc. (the "Company"), and certain individuals, Annita M. Menogan,
John W. Grant, Florine Clark, and Christina R. Carlson who at the time of acting pursuant to this Power of Attorney is each acting singly, my true and lawful attorney-in-fact to:

(1) prepare, sign, acknowledge, deliver and file for me and on my behalf, Forms 3,
4 and 5 and any amendments thereof in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules of the
Securities and Exchange Commission ("SEC"),with respect to securities or contracts of (or with respect to) the Company, and Form ID or other information to secure an access and any other code and/or CIK number to permit my filing via EDGAR;
(2) do and perform any and all acts for me and on my behalf which may be necessary or desirable to complete any such Form 3, 4 or 5 and file in any authorized manner such form and this power of attorney with the SEC and any stock exchange or similar authority;
(3) seek or obtain, as my representative and on my behalf, information concerning transactions in or with respect to the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, knowing that
I hereby authorize any such person to release any such information to the attorney-in fact and approve any such release of information; and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to me, in my best interest, or legally required of me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.  I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
This Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information. I further acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with
Section 16 of the 1934 Act or any liability I may have with respect to transactions reported or reportable thereunder. All prior actions taken by each such attorney-in-fact which are consistent with the authority conferred hereby are ratified and approved.
This Power of Attorney shall remain in full force and effect until I am no longer required to file Section 16 reports with respect to my holdings of and transactions in or involving securities issued by the Company, or earlier if I revoke it in a signed writing delivered to each of the foregoing attorneys- in-fact.

June 5, 2009 //s// Marcus L. Zanner